UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2018

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact name of registrant as specified in its charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

521 West 57th Street New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 765-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 24, 2018, International Flavors & Fragrances Inc. (the “Company”) priced an offering (the “Offering”) of (i) $300,000,000 3.400% Senior Notes due 2020 (the “2020 Notes”), (ii) $400,000,000 4.450% Senior Notes due 2028 (the “2028 Notes”) and (iii) $800,000,000 5.000% Senior Notes due 2048 (the “2048 Notes” and, together with the 2020 Notes and 2028 Notes, the “Notes”). In connection with the Offering, the Company entered into an underwriting agreement, dated September 24, 2018 (the “Underwriting Agreement”), with Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company in the ordinary course of their respective businesses, for which they received or will receive customary fees and expenses. Morgan Stanley & Co. LLC has acted as the Company’s financial adviser in connection with the Merger (as defined below). An affiliate of Morgan Stanley & Co. LLC is administrative agent and certain affiliates of Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are lenders under the Company’s term loan credit agreement. An affiliate of Citigroup Global Markets Inc. is administrative agent and certain affiliates of Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are lenders under the Company’s revolving credit agreement. Morgan Stanley Senior Funding, Inc. is lender under the Company’s bridge loan facility.

The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement filed as Exhibit 1.1 to this Current Report and incorporated herein by reference.

The Offering closed on September 26, 2018. The Notes were issued and sold in a registered public offering pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-209889), including a prospectus supplement dated September 24, 2018 to the prospectus contained therein dated August 6, 2018, filed by the Company with the Securities and Exchange Commission, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

Indenture

The Notes were issued pursuant to a supplemental indenture (the “Supplemental Indenture”) between the Company and U.S. Bank National Association, as trustee, to the indenture, dated as of March 2, 2016 (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee. The 2020 Notes will bear interest at a rate of 3.400% per annum, the 2028 Notes will bear interest at a rate of 4.450% per annum and the 2048 Notes will bear interest at a rate of 5.000% per annum. Interest on the 2020 Notes will be payable semi-annually on March 25 and September 25 of each year, commencing on March 25, 2019. Interest on the 2028 Notes and the 2048 Notes will be payable semi-annually on March 26 and September 26 of each year, commencing on March 26, 2019. The 2020 Notes will mature on September 25, 2020, the 2028 Notes will mature on September 26, 2028 and the 2048 Notes will mature on September 26, 2048.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of any series of Notes then outstanding may declare the unpaid principal of the such series of Notes and any accrued and unpaid interest thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company, the principal amounts of the Notes together with any accrued and unpaid interest thereon will automatically become and be immediately due and payable.

If the closing of the previously announced acquisition by the Company of Frutarom Industries Ltd. (the “Merger”) has not occurred on or prior to February 7, 2019, or if, prior to such date, the agreement and plan of merger for the Merger is terminated, the Company must redeem all of the Notes at a redemption price equal to 101% of the principal amounts of the Notes, plus accrued and unpaid interest to, but excluding, such redemption date.

Upon 30 days’ notice to holders of any series of Notes, the Company may redeem such series of Notes for cash in whole, at any time, or in part, from time to time, prior to maturity, at redemption prices that include accrued and unpaid interest and a make-whole premium, as specified in the Indenture. However, no make-whole premium will be paid for redemptions of (i) the 2028 Notes on or after June 26, 2028 and (ii) the 2048 Notes on or after March 26, 2048. The Indenture provides for customary events of default and contains certain negative covenants that limit the ability of the Company and its subsidiaries to grant liens on assets, or to enter into sale-leaseback transactions. In addition, subject to certain limitations, in the event of the occurrence of both (1) a change of control of the Company and (2) a downgrade of any series of Notes below investment grade rating by both Moody’s Investors Services, Inc. and S&P Global Ratings within a specified time period, the Company will be required to make an offer to repurchase such series of Notes at a price equal to 101% of the principal amount of such series of Notes, plus accrued and unpaid interest to the date of repurchase.

The descriptions of the Indenture and the Notes contained herein are qualified in their entirety by reference to the Base Indenture and Supplemental Indenture (including forms of global notes for the Notes) filed as Exhibits 4.1 and 4.2, respectively, to this Current Report and incorporated herein by reference.

Cleary Gottlieb Steen & Hamilton LLP, counsel to the Company, has issued an opinion dated September 26, 2018 regarding the validity of the Notes. A copy of the opinion is filed as Exhibit 5.1 to this Current Report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 8.01	Other Events.

In connection with the Notes Offering, as described in response to Item 1.01 of this Current Report on Form 8-K, the following exhibits are filed with this Current Report on Form 8-K and are incorporated by reference herein and into the Registration Statement:

1.	the Underwriting Agreement;

2.	the Base Indenture;

3.	the Supplemental Indenture;

4.	the form of Global Note for the 2020 Notes;

5.	the form of Global Note for the 2028 Notes;

6.	the form of Global Notes for the 2048 Notes; and

7.	the opinion of Cleary Gottlieb Steen & Hamilton LLP and related consent.

Item 9.01	Financial Statements and Exhibits.

1.1	Underwriting Agreement, dated September 24, 2018, among International Flavors & Fragrances Inc. and Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I thereto.

4.1	Indenture, dated as of March 2, 2016, between International Flavors & Fragrances Inc. and U.S. Bank National Association, as trustee, incorporated herein by reference to Exhibit 4.1 to the Company’s registration statement on Form S-3 (Registration No. 333-209889), filed on March 2, 2016.

4.2	Fifth Supplemental Indenture, dated as of September 26, 2018, between International Flavors & Fragrances Inc. and U.S. Bank National Association, as trustee.

4.3	Form of Global Note for the 2020 Notes (included in Exhibit 4.2).

4.4	Form of Global Note for the 2028 Notes (included in Exhibit 4.2).

4.5	Form of Global Notes for the 2048 Notes (included in Exhibit 4.2).

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Date: September 26, 2018	By:	/s/ John Taylor
Name: John Taylor
Title: Treasurer